UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Ovid Therapeutics Inc. (the “Company”), the Board appointed Dr. Kevin Fitzgerald, Ph.D. as a director of the Company, effective immediately.  Dr. Fitzgerald will serve as a Class II director whose term will expire at the Company’s 2022 annual meeting of stockholders. As of the time of the filing of this Current Report on Form 8-K, the Board has not determined the committees, if any, to which Dr. Fitzgerald will be appointed.

Dr. Fitzgerald will be entitled to receive cash and equity compensation pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), as in effect from time to time, including annual cash compensation of $40,000, prorated based on actual days served in the applicable fiscal year, and reimbursement of travel expenses incurred in connection with his attendance at Board meetings.  Pursuant to the Policy, on October 6, 2021, Dr. Fitzgerald was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price of $3.44 per share; the shares subject to such stock option will vest monthly over a three-year period, subject to Dr. Fitzgerald’s continued service as a director. Further, under the Policy, Dr. Fitzgerald will receive an option to purchase 15,000 shares of the Company’s common stock (the “Annual Grant”) following the date of each of the Company’s annual meetings of stockholders, subject to his continued service as a director following the date of each such annual meeting.  Each Annual Grant will vest in full twelve months following the applicable date of grant, subject to Dr. Fitzgerald’s continued service as a director through such vesting date.

In connection with his appointment to the Board, Dr. Fitzgerald has entered into the Company’s standard form of indemnity agreement with its directors and officers, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-217245) filed with the SEC on April 10, 2017.

There are no arrangements or understandings between Dr. Fitzgerald and any other person pursuant to which Dr. Fitzgerald was elected as a director.  Dr. Fitzgerald does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Thomas M. Perone
Thomas M. Perone
General Counsel & Corporate Secretary

Dated: October 7, 2021